EXHIBIT 10

                                      LEASE
                                      -----

         LEASE made as of the 10th day of August, 2005, by and between THE SAGEMARK COMPANIES LTD., a New York corporation with offices at 1285 Avenue of the Americas, 35th Floor, New York, New York 10019 ("Lessor") and SUFFOLK P.E.T. MANAGEMENT, LLC, a New York limited liability company with offices at 23 Technology Drive, East Setauket, New York 11733 ("Lessee").

                              W I T N E S S E T H :
                              ---------------------

         WHEREAS, Lessor has entered into an Agreement of Lease (the "Premises Lease") with AKA Holdings, LP (the "Landlord") for premises located at 23 Technology Drive, Suite 203, East Setauket, New York (the "Premises"); and

         WHEREAS, Lessor has or will enter into a Master Lease Agreement and related loan documents (collectively, the "Loan Documents") with an independent equipment lender (the "Equipment Lender") and will lease a positron emission/computed tomography scanner (the "Scanner") and certain other furnishings, personal property and ancillary equipment (collectively, the "Ancillary Equipment"), and will make certain leasehold improvements to the Premises (the "Improvements"), which it will, in turn, sublease or license to Lessee for use in connection with a positron emission tomography imaging center to be established at the Premises and administered by Lessee (the "PET Center"); and

         WHEREAS, Lessee wishes to sublease the Premises and lease the Scanner and Ancillary Equipment from Lessor, and Lessor is agreeable to doing so, all on the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby unconditionally acknowledged, the parties hereto do hereby agree as follows:

         1. Incorporation by Reference. Reference is hereby made to the Premises Lease, the Loan Documents, that certain Turnkey License and Services Agreement between Lessee and Setauket P.E.T. Imaging, P.C. (the "License Agreement") and the Operating Agreement of Lessee (as the same may be hereafter amended from time to time), the terms of which are incorporated herein by reference thereto. All capitalized terms used, but not defined herein, shall have the meanings ascribed to them in such agreements.

         2.       Lease; Sublease.
                  ---------------

                  2.1. Lease. Subject to the terms of this Lease, Lessor hereby leases the Scanner and the Ancillary Equipment to Lessee during the Term hereof.

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

                  2.2. Title. Nothing contained in this Lease shall give or convey to Lessee any title or ownership interest in or to the Scanner or the Ancillary Equipment and Lessee hereby acknowledges and agrees that Lessee's rights under this Lease are subject to and subordinate to the rights of the Equipment Lender under the Loan Documents, including, without limitation, all rights of the Equipment Lender as a secured creditor pursuant to its first lien and security interest in the Scanner and the Ancillary Equipment. Lessee shall, at its expense, protect and defend Lessor's title to the Scanner and the Ancillary Equipment.

                  2.3. Personalty. The Scanner and all of the Ancillary Equipment leased under this Lease (excluding any leasehold improvements affixed to the Premises and deemed a part thereof under the Premises Lease) is tangible personal property and none of the same will be deemed a fixture affixed to or forming a part of the Premises.

                  2.4. Disclaimer. Lessee acknowledges that Lessor disclaims any warranty or representation whatsoever with respect to the Scanner and all items of Ancillary Equipment, including all implied warranties of merchantability and fitness for a particular purpose and any representation or warranty that any item thereof is in good operating order, repair and condition and/or suitable for use in the operation of the PET Center. In addition, Lessee is accepting the Premises "as is", without any representation or warranty from Lessor with respect thereto. IN NO EVENT, NOTWITHSTANDING ANY PROVISION OF THIS LEASE OR ANY OTHER AGREEMENT TO THE CONTRARY, SHALL LESSOR BE LIABLE FOR ANY LOSS OF USE, REVENUES, ANTICIPATED PROFITS OR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS LEASE WITH RESPECT TO THE USE, PERFORMANCE OR MAINTENANCE OF THE PREMISES AND/OR ANY OF SUCH EQUIPMENT. If the Scanner or any item of Ancillary Equipment is not properly installed, does not operate as represented or warrantied by the manufacturer, vendor and/or service company and/or is unsatisfactory for any reason, Lessee shall make any claim on account thereof solely against the vendor or manufacturer thereof and/or the service company therefor and shall nevertheless pay Lessor all amounts payable under this Lease and shall not assert any of such claims as a defense, counterclaim, deduction, setoff or otherwise against Lessor or any amounts due under this Lease.

                  2.5. Warranties. Lessor hereby agrees to transfer to Lessee all transferrable warranties, service agreements and guarantees relating to the Scanner (collectively, the "Equipment Warranties") and, upon the request of Lessee and at Lessee's expense, enforce all of such Equipment Warranties to the extent they are not transferrable.

                  2.6. Sublease. Lessor hereby subleases the Premises to Lessee during the Term hereof. Lessee hereby acknowledges and agrees that Lessee's rights under this Sublease are subject and subordinate to the rights of the Landlord under the Premises Lease.

         3. Term. This Lease is effective as of August 10, 2005 and will terminate on August 9, 2015 (the "Term").

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

         4.       Rent.
                  ----

                  4.1. Equipment Rent. Lessee shall pay to Lessor, as rent for the lease of the Scanner and Ancillary Equipment hereunder, an amount equal to all debt service and other payments, sums and charges due to the Equipment Lender under the Loan Documents (the "Equipment Rent"). The Equipment Rent will be due and payable on each date in each month during the Term hereof that Lessor is required to pay any such debt service, payments, sums and other charges to the Equipment Lender under the Loan Documents, until such time as Lessor's obligations to the Equipment Lender under the Loan Documents have been fully satisfied.

                           All payments of Equipment Rent (and other amounts
payable by Lessee under this Lease) shall be paid to Lessor by check at the address of Lessor set forth in Section 12.2 hereof, or at such other address as Lessor shall designate in writing to Lessee at least five (5) business days prior to the due date thereof. All payments of Equipment Rent (and other amounts due under this Lease) shall be paid to Lessor without any deduction, reduction, abatement or set-off unless otherwise agreed to in writing by Lessor. Lessee hereby grants Lessor a first lien and security interest in the fees payable to it under the License Agreement in order to secure payment to Lessor of the Equipment Rent and the Premises Rent and Additional Premises Rent (as such terms are hereinafter defined). Lessee will execute all UCC financing statements and other instruments requested of it by Lessor to perfect such lien and security interest. In the event of any breach or default by Lessee of its obligations to pay such Equipment Rent, Premises Rent and/or Additional Premises Rent to Lessor hereunder, Lessor shall have, as a non-exclusive remedy therefor, all rights and remedies of a secured creditor under the applicable provisions of the Uniform Commercial Code with respect to the aforementioned lien and security interest.

                  4.2. Premises Rent. Lessee shall pay to Lessor, as rent for the sublet of the Premises hereunder, an amount equal to, but not more than, the rent as defined in and payable by Lessor to the Landlord under the Premises Lease (the "Premises Rent"). The Premises Rent will be due and payable monthly, in advance, on the first day of each month during the Term hereof (or as otherwise provided under the Premises Lease).

                  All payments of Premises Rent (and other amounts payable by Lessee under this Sublease) shall be paid to Lessor in the same manner as provided in Section 4.1 above with respect to Equipment Rent, without any deduction, reduction, abatement or set-off, unless otherwise agreed to in writing by Lessor.

                  4.3. Additional Premises Rent. Lessee hereby acknowledges and agrees that, in addition to the Premises Rent payable under this Lease, Lessee shall pay to Lessor any and all other charges and amounts due and payable by Lessor to the Landlord under the Premises Lease (the "Additional Premises Rent"), within seven (7) days after Lessee's receipt of notice from Lessor (which notice will be accompanied by evidence of such additional charges and amounts).

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

                  4.4. Buy-Out. Lessee shall have the right, at such time as the Equipment Rent has been fully paid, to purchase the Scanner from Lessor for the sum of $1.00 and all other direct costs incurred by Lessor in connection with the transfer of title to the Scanner from Lessor to Lessee.

         5.       Covenants; Obligations.
                  ----------------------

                  5.1. Use. Lessee shall use the Scanner and all items of Ancillary Equipment solely on the Premises and in connection with the operation of a PET Center. Lessee shall, at its cost, protect the Scanner and all items of Ancillary Equipment from and against all damage and deterioration, other than normal wear and tear and will, at all times during the Term hereof, use and operate the Scanner and all items of Ancillary Equipment in accordance with all applicable manufacturer and/or vendor manuals, instructions and/or warranties and service agreements, and otherwise in accordance with all applicable laws, rules and regulations.

                  5.2. Maintenance. Lessee shall maintain and repair the Scanner and all items of Ancillary Equipment by fully qualified and authorized personnel and in compliance with all applicable warranties and service agreements, and manufacturer and/or vendor manuals or instructions and shall be solely responsible for all loss or damage thereto which is sustained during the Term hereof, except for any loss or damage caused by any intentional act of Lessor with respect thereto. Upon request of Lessor, Lessee shall, at reasonable times during normal business hours, make the Scanner and/or any item of Ancillary Equipment available to Lessor (or to the Landlord and/or Equipment Lender) for inspection and shall make Lessee's repair and maintenance records with respect to the Scanner, Ancillary Equipment and the Premises available to such parties.

                  5.3. Loan Document Compliance. Lessee shall operate the Scanner and all items of Ancillary Equipment, and will conduct its operations on the Premises, in accordance with all applicable provisions and requirements under the Premises Lease and the Loan Documents.

                  5.4. Identification. Lessee will, upon the written request of Lessor, affix plates or other markings on the Scanner and/or on any item of Ancillary Equipment and/or in the Premises indicating the interest of Lessor and/or the Equipment Lender and/or the Landlord therein.

                  5.5. Removal. Lessee shall not remove the Scanner or any item of Ancillary Equipment from the Premises during the Term of this Lease, or allow or permit any such removal, except as provided under the Loan Documents.

                  5.6. Prohibitions. Lessee shall not, at any time during the Term hereof, (i) use, operate or locate the Scanner or any item of Ancillary Equipment in any area excluded from coverage by any insurance required under this Lease, (ii) abandon the Scanner and/or any item of Ancillary Equipment or alter the same, (iii) affix or install any accessory, equipment or device on the Scanner or on any item of the Ancillary Equipment if such is not readily removable or will otherwise impair the originally intended function or use of such equipment or is otherwise in violation of any product warranty or any product operating manual, or (iv) make any distributions of net profits or available cash to its members upon notice from Licensor after an Event of Default (hereinafter defined) by Lessee hereunder.

                  5.7. Premises Lease Compliance. Lessee acknowledges that it has received a copy of the Premises Lease and will, at its cost and expense, comply with all obligations and covenants provided for thereunder as if it were the Tenant thereunder (including all such obligations and covenants thereunder that Lessor shall notify Lessee of, in writing, from time to time during the Term hereof). Lessee will conduct its operations on the Premises in accordance with all applicable provisions and requirements under the Premises Lease.

                  5.8. Access. Upon request of Lessor, Lessee shall, at reasonable times during normal business hours, make the Premises, Scanner and Ancillary Equipment available to Lessor (or to the Equipment Lender or Landlord) for inspection or as otherwise requested by the Landlord or the Equipment Lender in accordance with the provisions of the Premises Lease and/or the Loan Documents.

                  5.9. Encumbrances. Neither Lessor nor Lessee shall sell, transfer, assign, sublet, pledge or otherwise encumber any interest in this Lease and/or in the Premises and/or in the Scanner and/or in any item of Ancillary Equipment (except as provided in Section 9.1 hereof or as otherwise provided in or required under the Loan Documents) and each of Lessor and Lessee agrees to keep the same free from any liens, claims and encumbrances. Each of Lessor and Lessee shall promptly notify the other of any such lien, claim or encumbrance.

         6.       Risk of Loss; Insurance.
                  -----------------------

                  6.1. Risk of Loss. Lessee agrees that it shall bear all risk of loss, damage to, or destruction to the Premises, Scanner and all items of Ancillary Equipment and shall give Lessor prompt notice of any damage to or loss thereof. In the event of any damage to any of such equipment, Lessee shall immediately place such items in good repair (with no abatement of any rent or other sums due under this Lease) with the proceeds of any insurance recovery applied to the cost of such repair. If any such equipment is lost, stolen, destroyed, worn out, damaged beyond repair, confiscated or seized, Lessee shall replace the same with like equipment in the same condition as the equipment being replaced (with no abatement of any rent or other amounts due under this Lease).

                  6.2. Insurance. Lessee shall maintain, at its cost, all insurance coverages requested by Lessor, all of which shall name Lessor as an additional insured as its interests may appear and provide for thirty (30) days prior notice to Lessor of any cancellation, termination or modification thereof.

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

Lessee shall provide Lessor, upon request, with evidence of the maintenance of such insurance throughout the Term of this Lease.

         7. Representations and Warranties of Lessor. Lessor hereby represents and warrants to Lessee the following:

                  7.1. Good Standing. Lessor is a corporation, duly organized, validly existing, and in good standing under the laws of the State of New York and has all requisite power and authority to own and lease its properties, to carry on its business as currently conducted and as proposed to be conducted and to consummate the transactions contemplated hereby. Lessor is duly qualified as a foreign corporation and is in good standing in all such other jurisdictions in which the current conduct of its business or its ownership or leasing of property requires such qualification and in which the failure to so qualify or to so be in good standing would have a materially adverse effect on Lessor's operations or financial condition.

                  7.2. Requisite Action. All action on the part of Lessor necessary for the authorization, execution, delivery and performance of this Lease and the consummation of the transactions contemplated hereby, has been properly taken and obtained by it and this Lease constitutes a valid and legally binding obligation of Lessor enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting generally the enforcement of creditors' rights and by general principles of equity.

                  7.3. No Conflict. The authorization, execution, delivery and performance of this Lease and the consummation of the transactions contemplated hereby and thereby will not result in any violation of or be in conflict with or constitute, with or without the passage of time or giving of notice, or both, a breach or default under any instrument, judgment, order, writ, decree or agreement to which Lessor is a party or by which it is bound.

         8. Representations and Warranties of Lessee. Lessee hereby represents and warrants to Lessor the following:

                  8.1. Good Standing. Lessee is a limited liability company, duly organized, validly existing, and in good standing under the laws of the State of New York and has all requisite power and authority to own and lease its properties, to carry on its business as currently conducted and as proposed to be conducted and to carry out the transactions contemplated hereby. Lessee is duly qualified as a foreign limited liability company and is in good standing in all such other jurisdictions in which the current conduct of its business or its ownership or leasing of property requires such qualification and in which the failure so to qualify or so to be in good standing would have a materially adverse effect on Lessee's operations or financial condition.

                  8.2. Requisite Action. All action on the part of Lessee necessary for the authorization, execution, delivery and performance of this Lease and the consummation of the transactions contemplated hereby, has been properly taken and obtained by it and this Lease constitutes a valid and legally binding obligation of Lessee enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting generally the enforcement of creditors' rights and by general principles of equity.

                  8.3. No Conflict. The authorization, execution, delivery and performance of this Lease and the consummation of the transactions contemplated hereby and thereby will not result in any violation of or be in conflict with or constitute, with or without the passage of time or giving of notice, or both, a breach or default under any instrument, judgment, order, writ, decree or agreement to which Lessee is a party or by which it is bound.

         9.       Assignment and Sublet.
                  ---------------------

                  9.1. Permitted Use. Lessor hereby agrees that Lessee shall have the right to make the Premises, the Scanner and all items of Ancillary Equipment available to Setauket P.E.T. Imaging, P.C. (the "PC") by assignment, sublet, license, permit or similar arrangement, provided that the PC agrees, in writing, to comply with and be bound by the provisions of this Lease and the Premises Lease and utilizes the Premises, Scanner and Ancillary Equipment solely for the operation of a positron emission tomography diagnostic imaging center on the Premises (except that, under no circumstances will the PC have any obligation to pay rent, additional rent, or other sums due thereunder).

                  9.2. Non-Assignability. Lessee shall not have the right to otherwise assign this Lease or any of Lessee's interests herein, or to sublet the Premises, in the absence of Lessor's prior written consent, except as required under the Loan Documents.

         10.      Events of Default.
                  -----------------

                  10.1. The following occurrences shall constitute events of default under this Lease ("Events of Default"):

                  (a) Default by Lessee in the payment of any installment of Equipment Rent, Premises Rent, or Additional Premises Rent, or other charge or amount payable by Lessee hereunder, as and when the same becomes due and payable, provided Lessee receives notice thereof from Lessor and does not cure such default within ten (10) days after such notice (or any such shorter period of time, if any, that Lessor is required to make payments of rent, debt service and other sums and charges due under the Premises Lease and Loan Documents); or

                  (b) Breach by Lessor or Lessee of any of their respective representations, warranties, covenants or obligations under this Lease; provided Lessor or Lessee, as applicable, receives notice thereof and fails to cure any such breach within thirty (30) days after such notice; or

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                  (c)      Upon notice from Lessor, if the Premises Lease is
terminated or there is an uncured event of default (as defined in the Loan Documents) under the Loan Documents.

                  10.2. Remedies. Upon the occurrence of any one or more Events of Default, Lessor or Lessee, as applicable, may, at their option:

                  (a) Terminate this Lease and, if Lessee breaches or is in default of this Lease, Lessor may require Lessee to immediately vacate the Premises (likewise, if Lessee elects to terminate this Lease, Lessee will immediately vacate the Premises); and/or

                  (b) Proceed by appropriate court action, either at law or in equity, to enforce performance by Lessor or Lessee, as applicable, of the terms and provisions of this Lease and/or to recover from Lessor or Lessee, as applicable, any and all reasonable damages or expenses, including attorneys' fees, costs and expenses, which Lessor or Lessee, as applicable, shall have sustained by reason of any such breach or default by Lessor or Lessee, as applicable, or pursue any other available legal or equitable remedy; and/or

                  (c) Lessor may take possession of and remove the Scanner and any or all items of Ancillary Equipment, without demand or notice, wherever the same may be located, or in lieu of removing any or all such items of equipment, make such changes therein at the Premises so as to prevent the use thereof by Lessee during the continuation of any default by Lessee hereunder, all without any court order or other process of law. Lessee hereby waives any and all damage occasioned by such taking of possession or making of changes. Any such taking of possession or making of such changes shall not constitute a termination of this Lease as to any or all items of such equipment, unless Lessor expressly so notifies Lessee in writing; and/or

                  (d) Demand that Lessee return the Scanner, and all items of Ancillary Equipment, as, when and where directed by Lessor; and/or

                  (e) Demand that Lessee pay all expenses in connection with the re-letting of the Premises and retaking of the Scanner and the Ancillary Equipment.

         Notwithstanding any such taking of possession, or any other action which Lessor may take after an Event of Default, Lessee shall be and remain liable for the full performance of all obligations on its part to be performed under this Lease.

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         11.      Indemnification.
                  ---------------

                  11.1. Indemnification. Lessee shall, at all times during the Term of this Lease and subsequent thereto, defend, indemnify, and hold Lessor and its subsidiaries and affiliates and their respective officers, directors, shareholders, employees and agents (collectively, "Indemnitees") harmless from and against all claims, causes of action, proceedings, demands, liabilities, damages, costs, and expenses (including all legal fees and expenses) (collectively, the "Losses") incurred by Indemnitees (including all Losses under the Loan Documents), which result from or are based upon any use by Lessee or any assignee or sublessee of Lessee (including, without limitation, the PC) of the Premises, the Scanner or the Ancillary Equipment, or any breach of the Premises Lease by any of them, after the date hereof.

                  11.2. No Liability. Notwithstanding the foregoing, Lessee shall not have any liability for indemnification under this Section 11 in the event that (a) Lessor settles or otherwise disposes of any matter for which it would otherwise be entitled to indemnification hereunder without the written consent of Lessee, or (b) any such Losses are caused by any act or omission of Premier.

                  11.3. Non-Exclusivity. The indemnification provided for in this Section shall not be an exclusive remedy for any breach or default by Lessee of the provisions of this Lease.

                  11.4. Contribution. In the event that the indemnification provided for under this Section is unavailable to Lessor in respect of any Loss, Lessee shall, in lieu of indemnifying Lessor, contribute to the amount paid or payable by Lessor as a result of any such Loss in such proportion as is appropriate to reflect the relative fault of such parties in connection with the matters giving rise to any such Loss.

                  11.5. Survival. This Section shall survive the Term of this Lease.

         12.      Miscellaneous.
                  -------------

                  12.1. Sole and Entire Agreement. This Lease constitutes the sole and entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, between the parties hereto with respect to the subject matter hereof and may not be changed or modified except by an instrument in writing signed by the party to be bound thereby. No course of conduct or dealing or trade usage or custom or course of performance by the parties hereto shall constitute or be relied upon as a modification, supplement, or waiver of any provision of this Lease. This Lease has been subject to the mutual consultation, negotiation and agreement of the parties hereto and shall not be construed for or against either party hereto on the basis of such party having drafted this Lease.

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                  12.2.    Notices. All notices, consents, requests, demands and
other communications required or permitted to be given under this Lease (the "Notices") shall be in writing and delivered personally, receipt acknowledged, or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties hereto as follows (or to such other addresses as either of the parties hereto shall specify by notice given in accordance with this provision):

                  (a)      If to Lessor:

                           The Sagemark Companies Ltd.
                           1285 Avenue of the Americas, 35th Floor
                           New York, New York 10019
                           Attn: Theodore B. Shapiro, Chief Executive Officer

                           and -

                           Premier P.E.T. Imaging International, Inc.
                           4710 N.W. Boca Raton Boulevard, Suite 200
                           Boca Raton, FL 33431
                           Attn: Mr. George W. Mahoney, Chief Financial Officer

                           with a copy to:

                           Robert L. Blessey, Esq.
                           51 Lyon Ridge Road
                           Katonah, New York 10536

                  (b)      If to Lessee:

                           Suffolk P.E.T. Management, LLC
                           c/o Premier P.E.T. International Imaging, Inc. 4710 N.W. Boca Raton Boulevard, Suite 200
                           Boca Raton, FL 33431

All such Notices shall be deemed given when personally delivered as aforesaid, or, if mailed as aforesaid, on the third business day after the mailing thereof or on the day actually received, if earlier, except for a notice of a change of address which shall be effective only upon receipt.

                  12.3. Non-Assignability. Neither party hereto may assign this Lease or its or their respective rights, benefits or obligations hereunder without the written consent of the other party hereto, except as provided in
Section 9.1 and except that Lessor may assign its rights to payments under this Lease upon notice to Lessee.

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

                  12.4. Binding Effect. This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing contained in this Lease is intended to confer upon any person or entity, other than the parties hereto, or their respective successors or permitted assigns, any rights, benefits, obligations, remedies or liabilities under or by reason of this Lease.

                  12.5. Waiver. No waiver of any provision of this Lease or of any breach thereof shall be effective unless in writing and signed by the party to be bound thereby. The waiver by either party hereto of a breach of any provision of this Lease, or of any representation, warranty, obligation or covenant in this Lease by the other party hereto, shall not be construed as a waiver of any subsequent breach or of any other provision, representation, warranty, obligation or covenant of such other party, unless the instrument of waiver expressly so provides.

                  12.6. Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of New York with respect to contracts made and to be fully performed therein, without regard to the conflicts of laws principles thereof. The parties hereto hereby agree that any suit or proceeding arising under this Lease, or in connection with the consummation of the transactions contemplated hereby, shall be brought solely in a Federal or state court located in New York County, or in any court of competent jurisdiction selected by Lessor, except for any suit or proceeding seeking an equitable remedy hereunder which may be brought in any court of competent jurisdiction. By its execution hereof, Lessee hereby consents and irrevocably submits to the in personam jurisdiction of the Federal and state courts located in New York County (or any such other court of competent jurisdiction) and agrees that any process in any suit or proceeding commenced in such courts under this Lease may be served upon it personally or by certified or registered mail, return receipt requested, or by Federal Express or other courier service, with the same force and effect as if personally served upon it in New York County (or in the City or County in which such other court is located). The parties hereto each waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense of lack of in personam jurisdiction with respect thereto. Nothing in this Section shall affect the right of Lessor to serve legal process in any other manner permitted by law or affect the right of Lessor to bring any action or proceeding against Lessee or any of its properties in the courts of other jurisdictions to the extent otherwise permitted by law.

                  12.7. Further Assurances. The parties hereto hereby agree that, at any time and from time to time after the date hereof, upon the reasonable request of either party hereto, they shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such further acts, deeds, assignments, transfers, conveyances, and assurances as may be reasonably required to more effectively consummate this Lease and the transactions contemplated thereby or to confirm or otherwise effectuate the provisions of this Lease (including, without limitation, the buy-out provisions of Section 4.5 hereof).

                  12.8. Expenses. Except as expressly provided in this Lease, each of the parties hereto shall bear all of its or their respective costs and expenses incurred in connection with the negotiation, preparation, execution, consummation, performance and/or enforcement of this Lease, including, without limitation, the fees and disbursements of their respective counsel, financial advisors and accountants. Notwithstanding the foregoing, (a) in consideration of Lessor borrowing the capital necessary to purchase the Scanner and Ancillary Equipment to Lessee hereunder, or entering into a capital lease therefor, and to make improvements to the Premises for the benefit of Lessee and for otherwise assuming the financial risk in connection with such financing transaction, Lessee hereby agrees that it will reimburse Lessor for fifty percent (50%) of the legal fees and disbursements incurred in connection with the negotiation and consummation of the Loan Documents and the Premises Lease, and (b) in the event of any action or proceeding instituted by either party hereto to enforce the provisions of this Lease, the party prevailing therein shall be entitled to reimbursement by the other breaching party(ies) of the legal costs and expenses incurred by the prevailing party in connection therewith. Lessee hereby acknowledges that Robert L. Blessey, Esq., Lessor's counsel, drafted this Agreement on behalf of Lessor and Lessee waives any conflict of interest with respect thereto inasmuch as Robert L. Blessey, Esq. has also acted as counsel to Lessee on transactions unrelated to this Lease.

                  12.9. Counterparts. This Lease may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed an original, but all of which when taken together, shall constitute one and the same instrument.

                  12.10. Headings. The Section headings used in this Lease have been used for convenience of reference only and are not to be considered in construing or interpreting this Lease.

                  12.11. Partial Invalidity. If one or more provisions of this Lease are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Lease and the balance of this Lease shall remain in full force and effect.

                  12.12. Cumulative Remedies. No remedy set forth in this Lease is exclusive of any other available remedy or remedies, whether legal or equitable, but each remedy is cumulative and in addition to every other right or remedy given under this Lease or now or hereafter existing at law or in equity or by statute. The parties hereto may pursue their rights and remedies concurrently or in any sequence and no exercise of one right or remedy shall be deemed to be an election. No delay by either party hereto shall constitute a waiver, election or acquiescence by such party.

                  12.13. Grammar. Unless the context of this Lease clearly requires otherwise, the plural includes the singular, the singular includes the plural, the part includes the whole, "including" is not limiting, and "or" has the inclusive meaning of the phrase "and/or". The words "hereof", "herein", "hereby", "hereunder" and other similar terms in this Lease refer to this Lease as a whole and not exclusively to any particular provision of this Lease.

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


         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.


                                THE SAGEMARK COMPANIES LTD.

                                By: /s/ THEODORE B. SHAPIRO
                                    --------------------------------------------
                                    Theodore B. Shapiro, Chief Executive Officer


                                SUFFOLK P.E.T. MANAGEMENT, LLC

                                By: /s/ STEPHEN A. SCHULMAN
                                    --------------------------------------------
                                    Stephen A. Schulman, M.D., Manager


                                       17